Exhibit 10.24
L E A S E   A G R E E M E N T
     THIS LEASE is made and executed triplicate as of the 1st day of October, 2004, by and between First American Bank not personally but solely, as Trustee under Trust Agreement dated March 13, 1992, and known as Trust No. 3-92-001, hereinafter called “Lessor,” and Salkeld & Sons, Inc., a Delaware corporation, hereinafter called “Lessee.”
W I T N E S S E T H:
     1. DESCRIPTION: Lessor leases to Lessee, and Lessee hires from Lessor, as herein provided, the real estate and the improvements thereon commonly known as 575 Latham Drive, Bourbonnais, Illinois, (that portion of the building on the leased premises commonly known as 575 Latham Drive, is expressly excluded from this Lease and is the subject of a separate lease with a third party with all rents therefor being the sole property of Lessor) said real estate being legally described as follows: See Exhibit I attached to and made a part hereof.
     2. TERM: The initial term of this Lease is for five (5) years beginning on the 1st day of October, 2004, and ending on the 31st day of October, 2009, with payments from month to month as hereinafter called for upon the terms and conditions hereinafter set forth. The Lessee may extend the term of this Lease for six (6) separate and successive periods (extended terms) of two (2) years each beginning October 1, 2009, provided that this Lease is in full force and effect and the Lessee has fully performed all of its terms and conditions. The Lessee shall exercise the option for each extended term by notifying the Lessor in writing on of before March 1, 2009, for the first extended term, and on or before the first day of each March thereafter for any subsequent extended term, of the Lessee’s exercise of an extenuation option. The last extended term shall end on September 30, 2021. All of the terms and provisions of this Lease shall remain the same during any such extended term, except that the monthly rental for each extended term shall be increased by 2% from the monthly rental in effect for and during the immediately preceding year.
     3. RENT: Lessee shall pay Lessor monthly installments of Eight Thousand Dollars ($8,000) as rent hereunder. All monthly payments to be payable in advance, the first installment payable on or before October, 2004, and subsequent installments as hereinabove provided on the 1st day of each and every succeeding month thereafter payable to William F. Salkeld and J. Faye Salkeld at 1620 Bittersweet Drive, St. Anne, Illinois 60964, or wheresoever Lessor may hereafter designate. A late charge of Four Hundred Dollars ($400) shall be paid by Lessee to Lessor for any monthly installment of rent received by Lessor more than ten (10) business days after its due date.
     4. SECURITY DEPOSIT: Lessee has previously deposited with Lessor Eight Thousand Dollars ($8,000), as security for the faithful performance by Lessee of the terms hereof, to be returned to Lessee, without interest, on the full and faithful performance by it of the provisions hereof. Said security deposit cannot be used by Lessee as payment for all or any part of the rent provided for hereunder. However, Lessor shall have the right to set-off and pay from the said security deposit any and all delinquent obligations of Lessee hereunder.
     5. USE OF PREMISES, GENERALLY: The Lessee shall have the right to use the property for a retail sporting goods business, and any other general retail sale business that is acceptable to Lessor as evidenced by Lessor’s prior written consent to such use. The Lessee shall in the Lessee’s use of the property comply in every respect with all rules, orders, regulations, ordinances, statutes, and laws of all governmental units having jurisdiction over the property and its use and with all requirements of any insurance company insuring the Lessor, the Lessee, or any portion of the property. The Lessee shall not vacate or abandon the property at any time during the lease term. The Lessee shall not permit the property to be used at any time or in any manner for the storage, use, or disposal, whether temporary or permanent, of any hazardous material as such term is defined in any federal, state, or local rules, orders, regulations, ordinances, statutes, and laws relating in any way to the protection of the environment including, but not limited to, the Environmental Protection Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the Super Fund Amendments and Reauthorization Act. In addition, the Lessee shall not at any time use the property in any manner or otherwise take any action which could result in any governmental requirement that the land be subjected to environmental inspection or cleanup.
     *6. NO WASTE, NUISANCE OR UNLAWFUL USE: Lessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to exist on the premises, or use or allow the premises to be used for any unlawful purpose.
     7. PAYMENT OF UTILITIES: The Lessee shall pay or cause to be, paid all charges for air conditioning, heat, water, sewer service, garbage and refuse removal, COPS (i.e. community oriented police service charges), gas, electricity, light, telephone, any other communication and utility service, and all other costs and expenses of every kind whatsoever in and in connection with the use, operation, and maintenance of the premises throughout the term of this Lease, including the cost of extending all utility services to the property and all connection charges, and to indemnify the Lessor and save him harmless against any liability or damages (including, without limitation, reasonable attorneys’ fees and expenses) on such account.
     8. REPAIRS AND MAINTENANCE: The Lessee shall maintain the premises in clean, neat, and orderly condition at all times. Lessee shall pay for all maintenance, replacements, alterations and repairs to the premises or its improvements, except for repairs or replacements to the roof, heating and cooling system, plumbing, and exterior walls which shall be the only responsibility of the Lessor. However, if any of such repairs or replacements to the roof, heating and cooling system, plumbing, or exterior walls shall be made necessary by reason of (a) the fault or negligence of the Lessee, the Lessee’s agents, invitees, licensees, employees, or anyone claiming under the Lessee, or (b) a default in the performance or observance of any of the terms, covenants, or conditions on the part of the Lessee to be performed or observed in this Lease, the Lessee shall reimburse the Lessor on demand for all costs of such repairs and replacements plus interest at the rate of 14% per annum accruing from the date of such demand until payment in full.
     9. LIENS: The Lessee shall keep the property and the additional improvements on it free and clear of any mechanic’s and other liens arising out of or in connection with work or labor done, services performed, or materials furnished in connection with the construction of any buildings and other improvements, in connection with any maintenance or repair of them, and in connection with any business of the Lessee conducted on the property. The Lessee shall at all times promptly and fully pay and discharge all such liens or claims for liens and indemnify the Lessor and the property against such liens and claims of liens, suits, or other proceedings (including, without limitation, reasonable attorneys’ fees and expenses) relative to them, If the Lessee desires in good faith to contest any such lien or related matter, it shall notify the Lessor in writing of its intention to do so and shall provide to the Lessor a surety bond or other indemnity in a form satisfactory to the Lessor against such lien or claim for lien and any cost (including, without limitation, reasonable attorneys’ fees and expenses), liability, or damage arising out of such contest.
     10. DELIVERY, ACCEPTANCE AND SURRENDER OF PREMISES: Lessee shall accept the buildings and improvements and any equipment in their existing condition and state of repair in “AS IS WHERE IS CONDITION”, and Lessee agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of the Lessor in respect thereto.
     11. REAL ESTATE TAXES AND ASSESSMENTS: The Lessor shall be responsible for the payment of general real estate taxes and assessments that become a lien on the real estate during the term of this lease.
     12. COVENANT OF TITLE AND QUIET POSSESSION: The Lessor represents and covenants that the Lessor is the owner of legal title to the real estate, that the Lessor has the full right to make this lease, and that the Lessee, if the Lessee fully performs all of the things required of the Lessee by this Lease, shall have quiet and peaceable possession of the real estate during the term of this Lease. However, the real estate is leased to the Lessee subject to all covenants and restrictions, easements, and similar items of record.
     13. MODIFICATIONS TO PREMISES: The Lessee may not construct, demolish, or make any modifications or alterations to any part of the premises without the prior written consent of the Lessor. The Lessee shall not cause or allow liens to attach to the premises. At the expiration or sooner termination of this Lease, any such modifications to the premises shall be the property of Lessor.
     14. LESSOR’S RIGHT OF ENTRY: The Lessee shall permit the Lessor and the agents, representatives, and employees of the Lessor and prospective purchasers of the property to enter into and upon the property at all reasonable times for the purpose of inspecting it or for any other reasonable purpose.

     15. INSURANCE: The Lessee shall procure and maintain during the entire term of this Lease public liability and property damage insurance with respect to the premises and the business and activities conducted by the Lessee in the premises in which the limits of public liability shall not be less than $1,000,000.00 per occurrence for bodily injury or death and in which the property damage liability shall not be less than $100,000.00. The Lessor shall be named as an additional insured on this public liability and property damage insurance. The Lessor at his sole cost shall insure the building on the premises against damage by fire and other casualty.
      The insurance required to be procured and maintained by the Lessee shall be in such form and written by such insurance companies as are reasonably acceptable to the Lessor. On or before the beginning date of this Lease, the Lessee shall provide to the Lessor a copy of the policies of insurance required by this paragraph, a certificate evidencing the insurance coverage required by this paragraph, and proof of premium payment.
     16. NON-LIABILITY OF LESSOR FOR PROPERTY OF LESSEE: The Lessor shall not be liable for any damage of any sort to the property of the Lessee or of others located in the premises, or otherwise on the property resulting from (a) fire, the elements, explosion, falling materials, gas, electricity, rain, ice, or snow, water leaks, or any other cause of whatsoever nature or (b) loss or damage caused by other subtenants, or persons in or about the building and the property, including theft. All of the property of the Lessee kept or stored in the premises or otherwise on the property shall be so kept or stored at the risk of the Lessee.
     17. DAMAGE BY FIRE OR OTHER CASUALTY: If the premises are damaged by fire, the elements, or other casualty but are not rendered untenantable in whole or in part, the Lessor shall cause the damage to be repaired and the rent shall not be abated. If, by reason of such occurrence, the premises are rendered untenantable only in part, the Lessor shall cause the damage to be repaired and the rent shall be abated proportionately as to the portion of the premises rendered untenantable. If, by reason of such occurrence, the premises are rendered wholly untenantable, either the Lessor or the Lessee may terminate this Lease and if this Lease is so terminated the Lessor shall retain all insurance proceeds free of any claim of the Lessee, or if neither the Lessor nor the Lessee elect to so terminate this Lease, the Lessor shall cause such damage to be repaired and the rent shall abate until the premises have been restored and rendered tenantable.
     18. INDEMNIFICATION OF LESSOR: The Lessor shall not be liable for any loss, injury, death, or damage to persons or property which may at any time be suffered or sustained by the Lessee or by any person who may at any time be using, occupying, or visiting the property or be in, on, or about the same whether such loss, injury, death, or damage is caused by or results from any act, omission, or negligence of the Lessee or of any occupant, sublessee, visitor, invitee, or user of any portion of the property or results from any other matter or thing. The Lessee shall indemnify the Lessor against all claims, liability, costs (including, without limitation, reasonable attorneys’ fees and expenses), loss, or damage whatsoever on account of any such loss, injury, death, or damage. The Lessee hereby waives all claims against the Lessor for damages to the building and other improvements on the property, to the property of the Lessee in, on, or about the property, and for injuries to persons or property in or about the property from any cause arising at any time. However, this indemnity and waiver by the Lessee shall not apply to any loss, injury, death, or damage arising by reason of the negligence or misconduct of the Lessor or the Lessor’s agents or employees.
     19. EMINENT DOMAIN: Eminent domain proceedings resulting in the condemnation of a part of the premises leased herein that leave the rest usable by Lessee for purposes of the business for which the premises are leased will not terminate this Lease. The effect of such condemnation will be to terminate the Lease as to the portion of the premises condemned, and leave it in effect as to the remainder of the premises. Lessee’s rental for the remainder of the Lease term shall, in such case, be reduced by the amount that the usefulness of the premises to Lessee for such business purposes is reduced.
      If all of the premises shall be taken or condemned by any competent authority for any public use or purpose, the term of this Lease shall end on the date when possession of the premises so taken shall be required for such use or purposes. Lessee shall have no right to share in any condemnation award.
     20. SUBLETTING AND ASSIGNMENT: The Lessee may not sublet the property in whole or in part or otherwise assign or transfer this Lease or any interest under it without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Any such consent by the Lessor to an assignment shall not be deemed to be a consent to any subsequent assignment. Any such assignment by the Lessee without the written consent of the Lessor shall be void and shall, at the option of the Lessor, be an event of default by the Lessee under this lease. This Lease, the leasehold interest of the Lessee, and any other interest of the Lessee under this lease or in the property shall not be subject to involuntary assignment, transfer, or sale or to assignment, transfer, or sale by operation of law in any manner whatsoever. Any such attempted involuntary assignment, transfer, or sale shall be void and shall, at the option of the Lessor, be an event of default under this lease.
     21. SURRENDER OF PREMISES: At the expiration or sooner termination of this Lease, the Lessee shall quit and surrender all of the premises to the Lessor in good order and condition and deliver to the Lessor all keys and related equipment belonging to the premises. No receipt of money by the Lessor from the Lessee after the termination or expiration of this Lease, after the service of any notice of default, after the commencement of any suit seeking possession of the premises, or after any final judgment of possession of the premises shall renew, reinstate, continue, or extend the term of this Lease or affect any such notice, demand, or suit.
     22. LESSOR’S RIGHT TO PERFORM: If the Lessee fails to do any of the things required of the Lessee by this lease and such failure continues for a period of thirty (30) days after written notice from the Lessor specifying the nature of anything required to be done, the Lessor may, but shall not be required to, do or perform or cause to be done or performed such thing required of the Lessee. The Lessor shall not be in any way responsible for any loss, inconvenience, annoyance, or damage resulting to the Lessee from such performance by the Lessor on behalf of the Lessee. The Lessee shall repay to the Lessor on demand the entire expense, including compensation to the agents, attorneys, and employees of the Lessor, incurred by the Lessor in performing such thing. If payment is not made within five (5) days of such demand, the amount due to the Lessor shall bear interest from the date of the demand until paid at the rate of fourteen percent (14%) per annum. Any act or thing done by the Lessor pursuant to the provisions of this paragraph shall not be construed as a waiver of any default by the Lessee or as a waiver of any other right or remedy of the Lessor under this lease or otherwise.
     23. DEFAULT: (a) Default, reentry. In the event of any failure of Lessee to pay any rental or other sums when due hereunder for more than five (5) days after notice of such monetary default has been given to Lessee, or in the event of Lessee’s default in performing any of the other terms, conditions or covenants of this Lease to be observed or performed by Lessee, for more than thirty (30) days after notice of such other, nonmonetary default shall have been given to Lessee, or if Lessee or an agent of Lessee shall suffer this Lease to be taken under any writ of execution, or in the event of default by Albert Messier and/or Lessee under the terms of the Agreement for Sale of Stock entered into in conjunction with this Lease or under any document, agreement, or instrument referred to or described therein, then Lessor, besides other rights or remedies he may have, shall have the immediate right to terminate this Lease or reenter and attempt to relet without terminating this Lease and remove Lessee and Lessee’s property from the premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without being deemed guilty of trespass, or becoming liable to Lessee for any loss or damage which may be occasioned thereby.
     (b) Application of rent, deficiency. If Lessor, without terminating this Lease, either (i) elects to reenter and attempts to relet, or (ii) takes possession pursuant to legal proceedings, or (iii) takes possession pursuant to any notice provided by law, then it may, from time to time, relet the premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in his sole discretion may deem advisable. Upon each such reletting, all rentals received by Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including reasonable attorneys’ fees; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the premises by Lessor shall be construed as an election on his part to terminate this Lease unless a notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies he may have, he may recover from Lessee all damages he may incur by reason of such breach, including the cost of recovering the premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.
     (c) Expense reimbursement. In addition to any other remedies Lessor may have at law or equity and/or under this Lease, Lessee shall pay upon demand all Lessor’s costs, charges and expenses, including fees of legal counsel, incurred in connection with the recovery of sums due under this Lease, or because of the breach of any covenant under this Lease or for any other relief against Lessee.
     (d) Bankruptcy, insolvency. If Lessee shall become bankrupt, or file any debtor proceedings or take or have taken against Lessee in any court pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee’s property, or if Lessee makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, then and in that event, this Lease shall at the option of Lessor be canceled and terminated.
     (e) No waiver. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Lessor at any time when Lessee is in default under any covenant or condition hereof, be construed as a waiver of such default or of Lessor’s right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Lessor to Lessee be taken as an estoppel against Lessor, it being expressly understood that if at any time Lessee shall be in default in any of its covenants or conditions hereunder an acceptance by Lessor of rental during the continuance of such default or the failure on the part of Lessor promptly to avail himself of such other rights or remedies as Lessor may have, shall not be construed as a waiver of such default, but Lessor may at any time thereafter, if such default continues, terminate this Lease on account of such default.
     (f) Cumulative remedies. The rights and remedies given to Lessor by this Lease shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which Lessor might otherwise have by virtue of a default under this Lease, and the exercise of one such right or remedy by Lessor shall not impair Lessor’s standing to exercise any other right or remedy.
     24. NOTICES: Notices given pursuant to this lease shall be in writing and given either by actual delivery of the notice into the hands of the party entitled to receive it or by mailing of the notice in the United States mail, certified mail, return receipt requested, to the following address:

Lessor:	Lessee:

William F. Salkeld	Salkeld & Sons, Inc.
1620 Bittersweet Drive	575 Latham Drive
St. Anne, IL 60964	Bourbonnais, IL 60914

     The notice shall be deemed to be received in the case of actual delivery on the date of its receipt by the party entitled to it and in the case of mailing on the date of its mailing correctly addressed postage prepaid.
     25. GENERAL PROVISIONS: No representations, warranties, undertakings, or promises, whether oral, implied, or otherwise, can be made or have been made by either the Lessor or the Lessee or anyone on behalf of either of them to the other unless expressly provided in this Lease or in a separate writing. Titles to the paragraphs of this Lease are for informational purposes only and do not define, limit, or construe the contents of the paragraphs. Whenever necessary or proper herein, the singular imports the plural or vice versa, and masculine, feminine and neuter expressions are interchangeable. Time is of the essence of this Lease. This Lease shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives, and assigns.
     26. GUARANTY OF LESSEE’S OBLIGATIONS: The guaranty of the Lessee’s obligations under this Lease by Albert Messier pursuant to the Unconditional Guaranty (a copy of which marked Exhibit 2 is attached to and made a part hereof) executed concurrent with this Lease is a material and substantial condition, consideration, and inducement to Lessor’s entry into this Lease. Said guaranty shall remain effective only through the initial two year lease and shall be re-guaranteed in writing for any extension hereof. Failure to have a satisfactory guaranty executed shall nullify any required renewal by Lessor under Paragraph 2.
     27. GUARANTY OF LESSOR’S OBLIGATIONS: The guaranty of the Lessor’s obligations under this Lease by William F. Salkeld and J. Faye Salkeld pursuant to the Unconditional Guaranty (a copy of which marked Exhibit 3 is attached to and made a part hereof) executed concurrent with this Lease is a material and substantial condition, consideration, and inducement to Lessee’s entry into this Lease.
     28. RIGHT OF FIRST REFUSAL: The Lessor hereby grant to the Lessee the right to match any bona fide offer to purchase the leased premises upon the same terms and conditions of said bona fide offer to purchase. In the event the Lessor receives a bona fide offer to purchase the leased premises that the Lessor intends to accept, the Lessor shall notify the Lessee in writing of said offer and its terms; thereafter, the Lessee shall have twenty-one (21) days to notify the Lessor in writing that the Lessee will match said offer and purchase the leased premises upon such terms. If the Lessee fails to so notify the Lessor within said twenty-one(21) days, the Lessor shall be free to proceed to sell the leased premises pursuant to said bona fide offer. Upon the request of the Lessee, the Lessor and the Lessee agree to execute a memorandum (prepared by and at the cost of the Lessee) evidencing this right of first refusal hereby granted to the Lessee by the Lessor for purposes of recording (at the Lessee’s sole cost) and memorializing the same.
     29. EXCULPATION OF LESSOR: This Lease is executed by First American Bank, not personally but solely as Trustee as aforesaid, in the exercise of the power of authority conferred upon and vested in it as such Trustee under Trust No. 3-92-001 and is payable only out of the property constituting the trust estate; and as such Trustee it hereby warrants that it possesses full power and authority to execute this Lease, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on the said Trustee, either as a trust company or as Trustee, personally to perform any covenant of the Lessor either express or implied contained in this Lease, all such liability, if any, being expressly waived by Trustee and by every person now or hereafter claiming any right hereunder.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSEE:		LESSOR:
SALKELD & SONS, INC.		FIRST AMERICAN BANK, as Trustee aforesaid, not personally but solely

By:	/s/ Albert A. Messier	By:	/s/
	President		Its: Vice President

ATTEST:		ATTEST:

By:	/s/ Albert A. Messier	By:	/s/ Rachel Brewer
	Secretary		Its: AVP

Exoneration provision restricting any liability of First American Bank attached hereto is expressly made a part hereof.

*	FIRST AMERICAN BANK
executes this mortgage specifically but not limited to excluding paragraph(s) 6
titled: No Waste, Nuisance or Unlawful Use from its execution disclaims any and all liability attached thereto.

EXHIBIT 1
A part of Lot 7 of Bourbonnais Town Centre Subdivision, being a part of the North Half of Original Lot 1 and part of Original Lots 4, 5 and 6 of Bela T. Clark’s Subdivision of the Mesheketeno Reservation in Township 31 North, Range 12 East of the Third Principal Meridian in Kankakee County, Illinois, described as follows: Commencing at the Southwest corner of said Lot 7; thence North 00 degrees 32 minutes 20 seconds West along the West line of said Lot 7 a distance of 50.00 feet to the point of curvature of a curve to the right having a radius of 425.32 feet and an I angle of 23 degrees 13 minutes 00 seconds; thence Northerly along said curve to the right being also the Westerly line of said Lot 7 a chord measurement of North 09 degrees 46 minutes 35 seconds East a chord distance of 152.26 feet to a point; thence North 89 degrees 51 minutes 00 seconds East a distance of 204.08 feet to a point; thence South 00 degrees 09 minutes 00 seconds East a distance of 200.00 feet to a point on the South line of said Lot 7; thence South 89 degrees 51 minutes 00 seconds West a distance of 230.00 feet to the point of beginning, containing 1.01 acres, more or less.
Tax Code No. 09-19-409-001